Exhibit 99.1

     AMIS Holdings, Inc. Reports Fourth Quarter and 2003 Results

    POCATELLO, Idaho--(BUSINESS WIRE)--Feb. 12, 2004--AMIS Holdings, Inc. (Nasdaq:AMIS):

    --  Record revenue in fourth quarter and 2003

    --  2003 annual revenue grew 32% from 2002

    --  Gross margins for year increased 590 basis points over 2002

    -- Non-GAAP fully diluted EPS for fourth quarter was $0.12, exceeded consensus estimates of $0.11

    AMIS Holdings, Inc. ("AMIS" or "Company") (Nasdaq:AMIS), parent company of AMI Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, today reported record results for the fourth quarter and year ended Dec. 31, 2003.

    Financial Results

    Fourth quarter 2003 revenue was $125.5 million, an increase of 7% over the third quarter 2003 revenue and 22% above the fourth quarter of last year. Operating income under generally accepted accounting principles (GAAP) was $19.8 million for the fourth quarter of 2003, an increase of 173% over third quarter operating income of $7.3 million and 276% over fourth quarter 2002 operating income of $5.3 milion. GAAP net income for the fourth quarter of 2003 was $3.4 million, an increase of 103% over third quarter net income of $1.7 million and 13% over the fourth quarter 2002 net income of $3.0 million. GAAP earnings per share for the fourth quarter was $0.04 on a fully diluted basis.
    For fiscal 2003, AMIS reported revenue of $454.2 million, an increase of 32% over 2002 revenue of $345.3 million. Operating income on a GAAP basis was $30.2 million compared to $17.6 million in 2002. Net loss for 2003 was $0.4 million compared to net income of $5.1 million in 2002.
    AMIS also reports operating income and net income, as well as earnings per share, on a non-GAAP basis. AMIS believes the non-GAAP information better reflects the ongoing operational performance of the Company and therefore provides better comparability between periods. Non-GAAP earnings exclude unusual items such as non-cash costs related to impairment charges and the write-off of deferred financing charges related to various debt redemptions, cash charges related to the early redemption of $70 million of the Company's senior subordinated notes, restructuring costs and related tax effects.
    Non-GAAP operating income for the fourth quarter was $21.5 million compared to $18.7 million in the third quarter and $5.7 million in the fourth quarter of 2002. Net income on a non-GAAP basis was $10.5 million in the fourth quarter compared to $9.2 million in the third quarter and $3.2 million in the fourth quarter of 2002. Fourth quarter non-GAAP EPS was $0.12 on a fully diluted basis.
    Non-GAAP operating income for 2003 increased to $63.3 million or 247% over 2002 non-GAAP operating income of $18.3 million. Non-GAAP net income increased to $28.7 million for 2003, an increase of 422% over the 2002 non-GAAP net income of $5.5 million.
    During the fourth quarter, AMIS had sequential revenue growth across all three product lines. Integrated mixed-signal products increased 1%, mixed-signal foundry services was up 5% and structured digital products grew 25% over third quarter 2003 revenue levels. Gross margin in the fourth quarter was 45.3%, an increase of 140 basis points over the third quarter gross margin.
    Operating cash flow for the fourth quarter was $24.1 million and capital expenditures were $6.5 million. Free cash flow during the fourth quarter was $17.6 million, an increase of 338% over the third quarter and 96% over the fourth quarter of 2002. Cash balances at Dec. 31, 2003 were $119.1 million, an increase of $56.9 million from the Dec. 31, 2002 balance of $62.2 million.
    "AMIS had a great fourth quarter and full year 2003," said Christine King, president and CEO. "The successful integration of our acquisition of the mixed-signal business of Alcatel Microelectronics, combined with our sales and marketing efforts and the revitalized economy resulted in record revenues for the fourth quarter and 2003. During the past 12 months, we have improved our gross margin by 590 basis points through increased utilization of our fabrication facilities and strength in our product mix. We also continued building for the future by increasing our design wins for 2003 by 34% from 2002."

    Business Outlook

    "We expect our first quarter revenue to range from $124 million to $127 million," said King. "Going into the first quarter, we had approximately 78% of this revenue recorded in backlog. Our gross margin should approximate 45%. Additionally, we anticipate operating margins to be flat to slightly higher than fourth quarter. Net interest expense should be approximately $4.6 million. The effective tax rate for the quarter is expected to be 22% to 25%, the cash tax rate to be approximately 17% and fully diluted earnings per share is expected to be $0.14, based on a share count of 86.6 million shares. Cap ex is planned to be approximately 6% to 7% of annual revenues and is expected to be weighted toward the first part of the year. Depreciation and amortization will be about $10 million in the first quarter."

    Organizational Announcement

    Today AMIS is announcing that Brent Jensen, chief financial officer, is leaving the Company to pursue other interests. Brent will work as a consultant for AMIS, providing continuity while the search for his replacement is ongoing.
    On an interim basis, Mike Salvati will act as AMI Semiconductor's CFO and will lead the Company's finance organization while the search continues for a CFO to provide financial leadership through the next phase of the Company's growth. Mike has been working with Brent and AMIS as a consultant for several months. Mike has over 25 years of financial and business experience, including experience as a partner at KPMG LLP, Chief Financial Officer of Culligan Water Technologies, Inc. and Global Exchange Services and Chief Operating Officer at National Financial Partners, Inc. Mike has also worked as a consultant to Francisco Partners, one of our significant stockholders.
    "We are confident that with Mike's leadership and Brent's assistance, AMIS will continue performing to its same high standards during this transitional period," said King. "We are grateful to Brent for more than a decade of service to the Company and for his contribution to our recent successful initial public offering. He leaves us more secure financially and can take pride in his contributions while he pursues other interests. We wish Brent the best and appreciate his willingness to continue to work with the Company as a consultant while we search for his successor."

    Conference Call

    President and Chief Executive Officer Chris King along with Brent Jensen and Mike Salvati will conduct a conference call on Feb. 12, 2004 at 5 p.m. ET, to discuss the Company's earnings and operations. Investors and other interested parties may listen to a live audio webcast of the conference call by visiting the investor relations section of the AMIS Web site at http://www.amis.com. A webcast replay is expected to be available on the Company's Web site until close of business Feb. 26.

    About AMI Semiconductor

    AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal products, mixed-signal foundry services and structured digital products AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the United States, Europe and the Asia Pacific region. For more information, please visit the AMIS Web site at www.amis.com.

    Forward-Looking Statements

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include general economic and political uncertainty, conditions in the semiconductor industry, changes in the conditions affecting our target markets, manufacturing underutilization, fluctuations in customer demand, raw material costs, exchange rates, timing and success of new products, competitive conditions in the semiconductor industry, and risks associated with international operations. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in the Company's Form S-1 registration statement filed with the SEC. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

    Non-GAAP Measures

    To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP measures discussed below. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for or superior to GAAP results and may not be comparable with similarly titled measures reported by other companies.
    We define adjusted EBITDA as net income adjusted to exclude certain expenses including depreciation, amortization, interest, income taxes, non-recurring charges and other non-operating expenses. Adjusted EBITDA is provided to enhance the user's overall understanding of our current financial performance, our ability to service our debt and our prospects for the future and ability to fund future growth. Specifically, we believe adjusted EBITDA provides useful information to management, investors and debt holders and is a financial measure used by rating agencies to analyze and compare companies on the basis of operating performance and liquidity. Adjusted EBITDA has been reconciled to net income.
    We have provided non-GAAP operating income, non-GAAP net income and non-GAAP fully diluted earnings per share. Non-GAAP operating income is operating income less the restructuring, impairment and nonrecurring charges line on the income statement. Non-GAAP net income is net income (loss) less the restructuring, impairment and nonrecurring charges line, various write-offs of deferred financing charges, the premium paid in association with the redemption of $70 million of the senior subordinated notes and the tax effects related to these charges (assuming a 41% effective tax rate) on the income statement. Non-GAAP fully diluted earnings per share is non-GAAP net income divided by the fully diluted shares outstanding. We believe that these excluded charges are nonrecurring and that the exclusion of these charges enhances comparability between the current period and past periods. Non-GAAP operating income has been reconciled to operating income, non-GAAP net income has been reconciled to net income (loss) and the calculation for non-GAAP fully diluted earnings per share has been provided.
    We have provided non-GAAP tax expense. This measure is tax expense less a 41% tax effect for the restructuring, impairment and nonrecurring charges line on the income statement, various write-offs of deferred financing charges and the premium paid in association with the redemption of $70 million of the senior subordinated notes. We believe that these charges are nonrecurring and that the exclusion of these charges enhances comparability between the current period and past periods. Non-GAAP tax expense has been reconciled to tax expense.
    We have provided free cash flow. This measure is operating cash flow less capital expenditures. We believe that this measure is useful as an indicator of our liquidity and is commonly used by debt holders. Free cash flow has been reconciled to operating cash flow.

                         AMIS Holdings, Inc.
           Condensed Consolidated Statements of Operations
                      (In millions - Unaudited)



                                Three Months   Twelve Months
                                    Ended           Ended
                               --------------- ---------------
                               Dec 31, Dec 31, Dec 31, Dec 31,
                                2003    2002    2003    2002
                               ------- ------- ------- -------

Revenue
  Integrated mixed signal
   products                     $62.2   $58.6  $241.4  $167.2
  Mixed signal foundry services  32.3    25.0   116.1    93.1
  Structured digital products    31.0    18.9    96.7    85.0
                               ------- ------- ------- -------
Total revenue                   125.5   102.5   454.2   345.3

Cost of revenue                  68.6    65.4   256.0   214.9
                               ------- ------- ------- -------
Gross profit                     56.9    37.1   198.2   130.4

Operating expenses:
  Research & development         17.9    15.1    70.3    52.1
  Selling, general and
   administrative                17.5    16.3    64.6    60.1
  Restructuring, impairment and
   nonrecurring charges           1.7     0.4    33.1     0.6
                               ------- ------- ------- -------
                                 37.1    31.8   168.0   112.8
                               ------- ------- ------- -------

Operating income                 19.8     5.3    30.2    17.6

Non-operating expenses, net      15.8     2.3    38.7    11.3
                               ------- ------- ------- -------

Income (loss) before income
 taxes                            4.0     3.0    (8.5)    6.3
Provision (benefit) for income
 taxes                            0.6     0.0    (8.1)    1.2
                               ------- ------- ------- -------
Net income (loss)                $3.4    $3.0   $(0.4)   $5.1
                               ======= ======= ======= =======

Earnings per share
  Basic                         $0.04       NA      NA      NA
  Diluted                       $0.04       NA      NA      NA

Weighted average shares
  Basic                          79.1       NA      NA      NA
  Diluted                        86.4       NA      NA      NA

Note: Results from 2003 are not comparable to 2002 principally as a result of the June 2002 acquisition of the Mixed Signal Business of Alcatel Microelectronics.

Key Ratios & Information:
-------------------------------

Gross margin                     45.3%   36.2%   43.6%   37.8%
Operating margin                 15.8%    5.2%    6.6%    5.1%
Adjusted EBITDA margin           25.3%   19.0%   23.8%   18.9%

Adjusted EBITDA                 $31.7   $19.5  $108.2   $65.2
Depreciation & amortization
 expense                        $10.2   $13.8   $44.9   $47.0
Capital expenditures             $6.5    $5.2   $26.5   $22.0
Operating cash flow             $24.1   $14.2   $70.7   $81.1
Free cash flow                  $17.6    $9.0   $44.2   $59.1   Three
                                                                Months
                                                                Ended
Reconciliation of GAAP to Non-                                 Sep 28,
 GAAP Information:                                               2003
-------------------------------                                -------
GAAP operating income           $19.8    $5.3   $30.2   $17.6    $7.3
  Restructuring, impairment and
   nonrecurring charges           1.7     0.4    33.1     0.6    11.4
                               ------- ------- ------- ------- -------
Non-GAAP operating income        21.5     5.7    63.3    18.2    18.7

GAAP net income (loss)           $3.4    $3.0   $(0.4)   $5.1    $1.7
  Restructuring, impairment and
   nonrecurring charges           1.7     0.4    33.1     0.6    11.4
  Other income (expense)         10.3      --    16.2      --     1.4
  Associated tax effects         (4.9)   (0.2)  (20.2)   (0.2)   (5.3)
                               ------- ------- ------- ------- -------
Non-GAAP net income             $10.5    $3.2   $28.7    $5.5    $9.2
                               ======= ======= ======= ======= =======

Non-GAAP earnings per share
  Basic                         $0.13       NA      NA      NA      NA
  Diluted                       $0.12       NA      NA      NA      NA

Weighted average shares
  Basic                          79.1       NA      NA      NA      NA
  Diluted                        86.4       NA      NA      NA      NA

Reconciliation of Tax Expense
 to Non-GAAP Tax Expense:
-------------------------------

Tax expense                      $0.6    $0.0   ($8.1)   $1.2   ($2.0)
  Associated tax effects
   excluded from Non-GAAP net
   income                        (4.9)   (0.2)  (20.2)   (0.2)   (5.3)
                               ------- ------- ------- ------- -------
Non-GAAP tax expense             $5.5    $0.2   $12.1    $1.4    $3.3
                               ======= ======= ======= ======= =======


Reconciliation of Net Income
 (Loss) to Adjusted EBITDA:
-------------------------------

Net income (loss)                $3.4    $3.0   ($0.4)   $5.1    $1.7
Non-operating expenses, net      15.8     2.3    38.7    11.3     7.6
Provision (benefit) for income
 taxes                            0.6     0.0    (8.1)    1.2    (2.0)
Depreciation and amortization
 expense                         10.2    13.8    44.9    47.0     9.6
Restructuring, impairment and
 nonrecurring charges             1.7     0.4    33.1     0.6    11.4
                               ------- ------- ------- ------- -------
Adjusted EBITDA                 $31.7   $19.5  $108.2   $65.2   $28.3
                               ======= ======= ======= ======= =======


Reconciliation of Operating
 Cash Flow to Free Cash Flow:
-------------------------------

Operating cash flow             $24.1   $14.2   $70.7   $81.1    $2.7
Capital expenditures              6.5     5.2    26.5    22.0    10.1
                               ------- ------- ------- ------- -------
Free cash flow                  $17.6    $9.0   $44.2   $59.1   ($7.4)
                               ======= ======= ======= ======= =======



                         AMIS Holdings, Inc.
                Condensed Consolidated Balance Sheets
                            (In Millions)


                                                  Dec 31,    Dec 31,
                                                   2003       2002
                                                (unaudited)
                                                ----------- ----------
Assets
--------------------------
Current assets:
Cash and cash equivalents                           $119.1      $62.2
Accounts receivable, net                              73.6       66.0
Inventories                                           45.6       39.4
Other current assets                                  29.7       32.0
                                                ----------- ----------
   Total current assets                              268.0      199.6

Property, plant and equipment, net                   205.9      222.5
Other non-current assets, including intangibles       76.2       80.4
                                                ----------- ----------

   Total assets                                     $550.1     $502.5
                                                =========== ==========

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and other accrued expenses          $90.0      $76.2
Current portion of long-term debt                      1.3        8.7
                                                ----------- ----------
   Total current liabilities                          91.3       84.9

Long-term debt, less current portion                 253.4      151.4
Other long-term liabilities                            0.4        3.1

Redeemable preferred stock                             0.0      503.5

Stockholder's equity (deficit)                       205.0     (240.4)
                                                ----------- ----------
   Total liabilities and stockholders' equity
    (deficit)                                       $550.1     $502.5
                                                =========== ==========

    CONTACT: AMI Semiconductor, Pocatello
             Investor Relations:
             Jimmie Hutchens, 208-234-6732
             jimmie_hutchens@amis.com
             or
             Media Relations:
             Tamera Drake, 208-234-6890
             tamera_drake@amis.com